DEBT CONVERSION AND RECAPITALIZATION AGREEMENT

THIS DEBT CONVERSION AND RECAPITALIZATION AGREEMENT (this “Agreement”) is made as of the 28th day of September, 2012 by and among iSecureTrac Corp., a Delaware corporation (the “Company”), IST Holdings, LLC, a Nebraska limited liability company (“Holdings”) and each of the additional parties listed on Schedule 1 hereto (each a “Series C Holder”) acting in his or its individual capacity as a holder of shares of the Company’s Series C Cumulative, Compounding Exchangeable Preferred Stock, par value ($0.01) per share (the “Series C Preferred”).

RECITALS

A.           Holdings is the holder of that certain promissory note, dated December 31, 2010, with a remaining principal balance as of the date hereof of $2,000,000 and which is secured by a first priority security interest in all of the assets of the Company subject to senior security interests held by other lenders that have provided the Company with capital equipment financing and a working capital line of credit (the “Note”). The Note was originally issued by the Company to Crestpark LP, Inc. pursuant to that certain Credit and Security Agreement, dated October 29, 2007 (the “Credit Agreement”), as modified by that certain Debt Conversion Agreement, dated June 30, 2011, by and between the Company and Crestpark LP, Inc. (the “Debt Conversion Agreement”). As of the date hereof, a total of $241,722 of unpaid interest has accrued on the Note. Principal and interest on the Note are due and payable at the maturity of the Note on January 1, 2015. Holdings duly acquired the Note from Crestpark on August 29, 2012 and holds all right, title and interest therein as the holder thereof and as such pursuant to the Credit Agreement and Debt Conversion Agreement.

B.           Holdings is also the holder of (i) 1,470,799 shares of Series C Preferred, (ii) 1,438,359 shares of the Company’s Series D Cumulative, Compounding Exchangeable Preferred Stock, par value ($0.01) per share (the “Series D Preferred”) and (iii) warrants (“Warrants”) to acquire 564,253 shares of the Company’s common stock. The shares of Series C Preferred held by Holdings are exchangeable by their terms for a total 7,034,256 shares of the Company’s common stock and additional warrants to purchase an additional 5,391,141 shares of common stock at a purchase price of $2.30 per share for five years. The shares of Series D Preferred held by Holdings are exchangeable by their terms for a total of 26,816,865 shares of the Company’s common stock.

C.           Each Series C Holders hold (i) the number of shares of Series C Preferred set forth with respect to him or it in Schedule 1 under the column “Series C Preferred Shares” which are exchangeable by their terms into the number shares of the Company’s common stock set forth in Schedule 1 with respect to him or it under the column “Exchange Shares” and warrants to purchase additional shares of common stock at a purchase price of $2.30 per share for five years and (ii) Warrants to acquire additional shares of the Company’s common stock.

D.           Subject to the terms and conditions set forth herein, Holdings desires to (i) convert all but $525,000 of the remaining principal balance of the Note and the $241,722 of interest accrued thereon through the date hereof into 156,066 shares of Series D Preferred, (ii) exchange, in accordance with the terms of the Amended and Restated Certificate of Designation, Preferences and Rights of the Series C Cumulative, Compounding Exchangeable Preferred Stock, dated June 30, 2011 (the “Series C Certificate of Designation”), all shares of Series C Preferred held by it for 7,034,256 shares of the Company’s common stock, (iii) cancel and terminate the Warrants and any warrants issuable to Holdings upon the exchange of shares of Series C Preferred, and (iv) exchange, in accordance with the terms of the Certificate of Designation, Preferences and Rights of the Series D Cumulative, Compounding Exchangeable Preferred Stock, dated June 30, 2011 (the “Series D Certificate of Designation”), all shares of Series D Preferred held by it for 29,726,568 shares of the Company’s common stock.

E.           Subject to the terms and conditions set forth herein, each Series C Holder desires to (i) exchange, in accordance with the terms of the Series C Certificate of Designation, all shares of Series C Preferred held by him or it into the number of shares of the Company’s common stock set forth with respect to him or it in Schedule 1 hereto under the column “Exchange Shares” and (ii) cancel and terminate the Warrants held by him or it and any warrants issuable to him or it upon the exchange of his or its shares of Series C Preferred.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Holdings, each Series C Holder and the Company, each intending to be legally bound hereby, do agree as follows:

AGREEMENT

Section 1. Conversion of the Note.

1.1.          Conversion of Note into Series D Preferred Stock. Subject to the terms and conditions hereof, Holdings hereby converts $1,475,000 of the principal amount of the Note and the $241,722 of interest accrued on the Note as of the date hereof into 156,066 shares of Series D Preferred.

1.2.          Issuance of Series D Preferred Stock. Upon surrender to the Note by Holdings to the Company, the Company shall deliver a certificate issued in the name of Holdings for a total of 156,066 shares of Series D Preferred in connection with the conversion of debt described in Section 1.1. Such certificate(s) may bear a legend indicating that the issuance thereof has not been registered under the Securities Act of 1933 and applicable state securities laws. Holdings may waive delivery of a certificate of the shares of Series D Preferred issued pursuant to this Section 1 and accept a certificate for shares of the Company’s common stock issued in lieu thereof in accordance with Section 2.1 hereof.

1.3           Substitute Note. The remaining $525,000 principal balance of the Note shall remain outstanding and shall continue to be treated as indebtedness of the Company under the Credit Agreement, as modified by the Debt Conversion Agreement, and will be evidenced by a substitute promissory note, in the form attached hereto as Exhibit A (the “Substitute Note”), which shall be issued by the Company and delivered to Holdings with respect to the remaining $525,000 principal balance of the Note. All amounts owed by the Company pursuant to the Substitute Note shall be secured by the security interest in the assets of the Company created under the terms described in the Credit Agreement, subject to the subordinations thereof currently in place, as if the Substitute Note had been originally issued pursuant to the Credit Agreement. Notwithstanding the foregoing, in the event the terms of the Substitute Note and the Credit Agreement are inconsistent, the terms of the Substitute Note shall be deemed to control.

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Section 2. Exchange of Preferred Stock.

2.1.          Exchange of Series D Preferred by Holdings. Subject to the terms and conditions hereof, Holdings hereby exchanges the 1,594,425 shares of Series D Preferred held by it, including the 156,066 shares of Series D Preferred issued to it pursuant to Section 1 hereof and all rights with respect to any accrued dividends on all such shares of Series D Preferred, for a total of 29,726,568 shares of the Company’s common stock in accordance with the provisions of Section 8 of the Series D Preferred Certificate of Designation. Subject to Section 2.4 hereof, the Company shall deliver a certificate issued in the name of Holdings for a total of 29,726,568 shares of its common stock in connection with the exchange of the shares of Series D Preferred by Holdings pursuant to this Section 2.1.

2.2.          Exchange of Series C Preferred by Holdings. Subject to the terms and conditions hereof, Holdings hereby exchanges the 1,470,799 shares of Series C Preferred held by it and all rights with respect to any accrued dividends on such shares of Series C Preferred for a total of 7,034,256 shares of the Company’s common stock in accordance with the provisions of Section 8 of the Series C Preferred Certificate of Designation; provided, however, that Holdings hereby waives the issuance of warrants to it pursuant to Section 8(b)(ii) of the Series C Preferred Certificate of Designation and the Company shall not issue any such warrants. Subject to Section 2.4 hereof, the Company shall deliver a certificate issued in the name of Holdings for a total of 7,034,256 shares of common stock in connection with the exchange of Series C Preferred by Holdings pursuant to this Section 2.2.

2.3.          Exchange of Series C Preferred by the Series C Holders. Subject to the terms and conditions hereof, each of the Series C Holders hereby exchanges all shares of Series C Preferred held by such Series C Holder, as set forth in Schedule 1 hereto, and all rights with respect to any accrued dividends on such shares of Series C Preferred for that number of shares of the Company’s common stock to be issued in accordance with the provisions of Section 8 of the Series C Preferred Certificate of Designation; provided, however, that each Series C Holder hereby waives the issuance of warrants to such Series C Holder pursuant to Section 8(b)(ii) of the Series C Preferred Certificate of Designation and the Company shall not issue any such warrants. The Company shall deliver to each Series C Holder a certificate issued in the name of such Series C Holder for a total of shares of Series C Preferred specified in Schedule 1 hereof under the column “Exchange Shares” in connection with the exchange of Series C Preferred by such Series C Holder pursuant to this Section 2.3.

2.4.          Additional Consideration to Series C Holders. As consideration to each Series C Holder to exchange his or its shares of Series C Preferred for shares of Common Stock pursuant to Section 2.3 hereof and, as a result thereof, to surrender the liquidity preference and other rights and preferences provided pursuant to the Series C Certificate of Designation, Holdings hereby directs that a number of shares of common stock otherwise issuable in the name of Holdings pursuant to Section 2 hereof, be issued by the Company in the name of the respective Series C Holders as set forth in Schedule 1 hereto under the column “Additional Shares” and the Company agrees to issue and deliver to each Series C Holder a certificate for such additional shares of common stock and to make a corresponding reduction in the total of number of shares of common stock issued to Holdings pursuant to Section 2 hereof so that the total number of shares of the Company’s common stock being issued to Holdings under Sections 1 and 2 of this Agreement is 34,018,620. Each Series C Holder shall be solely responsible for all income taxes and other taxation applicable to it or him relating to the issuance of such additional shares of common stock under this Section 2.4 and all associated filing requirements applicable to it or him.

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2.5.        Surrender of Preferred Stock Certificates. Shares of common stock will be issued by the Company under this Section 2 only against surrender of the certificates representing the shares of Series C Preferred or Series D Preferred being exchanged for such common stock.

2.6.        Certificates. Any certificate for shares of common stock issued to any party hereunder may be combined with any other certificate for common stock issued to the same party hereunder. All certificates for common stock issued hereunder shall bear a legend indicating that the issuance thereof has not been registered under the Securities Act of 1933 and applicable state securities laws.

Section 3. Additional Conditions. The following shall also be conditions to the conversion of the Note and the exchange of shares of Series C Preferred and Series D Preferred for shares of the Company’s common stock pursuant to Sections 1 and 2 hereof:

(a)          The execution and delivery of a Registration Rights Agreement by and among the Company and Holdings in the form attached as Exhibit B hereto;

(b)          Holdings and each Series C Holder hereby cancels all Warrants held by it or him and surrenders all certificates evidencing such Warrants to the Company;

(c)          The Company issues and delivers to Holdings the Substitute Note in a principal amount of $525,000 and Holdings cancels the Note and surrenders it to the Company;

(d)          The Company will increase the number of directors making up the Company’s entire board of directors to five (5) and shall cause David Pasahow to be duly appointed as an additional director of the Company for a term ending on the date of the Company’s 2013 annual meeting of shareholders; provided, however, that this conditions shall be waived by all parties in the event Mr. Pasahow declines to accept such appointment; and

(e)          Each of the representations and warranties of the Company and of Holdings set forth in Sections 4 and 5 hereof, respectively, shall be true and complete in all material respects.

Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants to Holdings and to each of the Series C Holders that:

4.1         Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

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4.2           Authorization; No Conflicts; Valid Agreement. All corporate actions on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the shares of common stock to Holdings and the Series C Holders and the authorization, issuance and delivery of the Substitute Note to Holdings pursuant to the terms hereof have been taken and the delivery and performance of this Agreement does not (a) conflict with the Articles of Incorporation, by-laws or any other organic documents of the Company (b) does not constitute an event of default under or otherwise breach any material agreement by which the Company is bound and (c) does not materially violate or contravene any law, rule, regulation, order, writ or injunction applicable to the Company. This Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3           Capitalization; Valid Issuance of Shares. As of the date hereof, the Company has 75,000,000 shares of common stock authorized, of which 10,944,765 shares of common stock are issued and outstanding. The shares of common stock, when issued and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

4.4           Disclosure of Information. All reports (each an “SEC Report” and collectively, the “SEC Reports”) filed by the Company with the Securities and Exchange Commission (the “SEC”), as of the filing date of such SEC Reports, (a) complied in all material respects with the requirements of the rules and regulations promulgated by the SEC with respect to the SEC Reports and (b) did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

Section 5. Representations and Warranties of Holdings. Holdings hereby represents and warrants to the Company that:

5.1          Organization, Good Standing. Holdings is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Nebraska.

5.2          Authorization; Valid Agreement. Holdings has full power and authority to enter into this Agreement. All company or other actions on the part of Holdings and its officers, managers, and members necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Holdings hereunder have been taken. This Agreement constitutes the valid and legally binding obligation of Holdings and is enforceable against Holdings in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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5.3           Acquiring Shares Entirely for Own Account. Holdings hereby represents that the shares of the Company’s common stock to be issued to Holdings hereunder will be acquired for investment for Holdings’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holdings has no present intention of selling the same. Holdings further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell to any of the shares of common stock to be issued to it hereunder.

5.4           Accredited Investor. Holdings is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters to be capable of evaluating the risks and merits of the Company’s common stock.

5.5           Disclosure of Information. Holdings has (i) had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the issuance of the shares of the Company’s common stock hereunder with the Company’s management; (ii) has reviewed the SEC Reports available on the SEC's Electronic Data Gathering Analysis, and Retrieval system and conducted such other investigations of the Company as it or he determined to be necessary, (iii) acknowledges that an investment in the Company involves a number of significant risks, including those normally associated with companies that are in the early stages of their business and that have not operated profitably, (iv) relied exclusively on the foregoing investigation and on the representations and warranties contained in this Agreement in making its investment decision and (v) has not been offered shares of the Company’s common stock by any form of advertisement, notice, article or other solicitation, whether broadcast over television, radio, seminar or Internet.

Section 6 Miscellaneous.

6.1           Further Actions. The Company, Holdings and each Series C Holder agree that in case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including without limitation, the execution and delivery of such further instruments and documents) as any other party hereto may reasonably request.

6.2           Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and authorized assigns of the parties. In that regard, the Company shall allow Holdings to assign its rights to receive common stock hereunder to the individual members of Holdings provided that the representations of Holdings in Sections 5.3, 5.4 and 5.5 are true with respect to each such member or the Company, in its sole discretion, agrees to waive the applicability thereof. This Agreement is not intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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6.3           Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

6.4           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used or convenience only and are not to be considered in construing or interpreting this Agreement.

6.6           Amendments. The terms of this Agreement may be amended or waived only with the written consent of the each of the parties hereto.

6.7           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled. In addition, all parties hereto hereby terminate and waive any rights with respect to the registration of Company securities that they may have under that certain Amended and Restated Registration Rights Agreement, dated June 30, 2011, by and among the Company, Mykonos 6420 LP, a Texas limited partnership and Crestpark LP, Inc., a Delaware corporation.

6.8           Confidentiality. Holdings and each Series C Holder acknowledges that any and all information made available to it or him in connection with its review of the Company for purposes of the transactions described herein, to the extent such information has not been publicly disclosed by the Company, is proprietary and confidential, and Holdings and each Series C Holder hereby agrees that it or he will neither use such information for purposes of buying or selling any securities of the Company nor disclose such information to any third party except (i) as may be required by law, (ii) for the performance of this Agreement, or (iii) to its or his advisors, solely for the purpose of reviewing the Company in consideration of the transactions described herein.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the parties have executed this Debt Conversion and Recapitalization Agreement as of the date first written above.

ISECURETRAC CORP.

Lincoln Zehr, Chief Executive Officer

IST HOLDINGS, LLC.

Joseph Schwaller, Manager

SERIES C HOLDERS

Bruce Leadbetter

Chris Bancroft

Stuart Bush

David Pasahow

John Piggot

PIGGOT CHILDERN’ TRUST

By:
Name:	_________________________________ , Trustee

Peter Michel

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Schedule 1

Series C Holders

Name	Series C Preferred Shares	Exchange Shares	Additional Shares	Total Common Shares Issued
Bruce Leadbetter	80,046.00	382,829.00	952,909.00	1,335,738.00
John Piggot	60,583.00	289,745.00	721,226.00	1,010,971.00
Chris Bancroft	42,211.00	201,879.00	502,503.00	704,382.00
Peter Michel	28,140.00	134,583.00	335,002.00	469,585.00
Pigott Children’s Trust	15,146.00	72,437.00	180,306.00	252,743.00
David Pasahow	2,814.00	13,458.00	33,505.00	46,963.00
Stuart Bush	1,407.00	6,729.00	16,753.00	23,482.00
Total	230,347.00	1,101,660.00	2,742,204.00	3,843,864.00

Exhibit A

PROMISSORY NOTE

$525,000.00	September 28, 2012

FOR VALUE RECEIVED, the undersigned, iSecureTrac Corp., a Delaware corporation having its principal executive offices located at 5078 S. 111th Street, Omaha, Nebraska 68137 (herein called "Maker"), hereby promises to pay to the order of IST HOLDINGS, LLC, a Nebraska limited liability company (herein called "Payee"), the principal sum of FIVE HUNDRED TWENTY-FIVE THOUSAND and 00/100 DOLLARS ($525,000.00), with interest on the unpaid balance thereof from the date hereof until maturity at the rate hereinafter provided.

As used in this Note, the following terms shall have the meanings indicated opposite them:

“Applicable Law.” Applicable Law shall mean the laws of the State of Nebraska or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

“Applicable Rate.” The Applicable Rate shall be six percent (6.0%) per annum.

“Business Day.” Business Day shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in Omaha, Nebraska are not required to be opened.

“Default Rate.” The Default Rate shall be lesser of (a) the Maximum Rate and (b) the Applicable Rate plus two percent (2%) per annum.

“Maturity Date.” March 31, 2017.

“Maximum Rate.” The maximum interest rate permitted under Applicable Law.

“Principal Amount.” The Principal Amount is $525,000 or the portion thereof that remains outstanding hereunder at any particular time.

The Principal Amount of this Note shall be payable on the last day of each calendar month, with the first such payment being due on October 31, 2013, in accordance with the amortization schedule attached hereto. Any Principal Amount remaining outstanding on the Maturity Date shall be due and payable on the Maturity Date.

Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty upon written notice thereof given to Payee at least five (5) days prior to the date to be fixed therein for prepayment, and upon the payment of all accrued and unpaid interest on the amount prepaid (and any interest which has accrued at the Applicable Rate, if applicable, and other sums that may be payable hereunder) to the date so fixed.

The Principal Amount of this Note outstanding from time to time outstanding shall bear interest at the Applicable Rate. Interest shall be payable as of the last day of each calendar month through the Maturity Date. All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month.

Maker shall make all payments hereunder to Payee at the offices of Payee at 1207 N. 143rd Street, Omaha, Nebraska 68154, or at such other place as from time to time may be designated by the holder of this Note. All payments shall be made in lawful money of the United States of America and in immediately available funds to Payee not later than 2:00 p.m., Omaha, Nebraska time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made). Any payment received by Payee after such time will be deemed to have been made on the next following Business Day. Any payment due on a date that is not a Business Day, shall be due and payable on the next succeeding Business Day.

Notwithstanding anything to the contrary contained in this Note, at the option of the holder of this Note and upon notice to Maker at any time after the occurrence of a default hereunder, from and after such notice and during the continuance of such default, the unpaid principal of this Note from time to time outstanding and all past due interest shall, to the extent permitted by Applicable Law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate.

Payee and Maker intend in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Payee, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the Principal Amount is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, Payee or other holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by Applicable Law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by Applicable Law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of Payee or other holder of this Note, be either immediately returned to Maker or credited against the Principal Amount, in which even any and all penalties of any kind under Applicable Law as a result of such excess interest shall be inapplicable. By execution of this Note, Maker acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that the Loan is in fact usurious, it will give Payee or other holder of this Note notice of such condition and Maker agrees that Payee or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.

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Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Payee or other holder of this Note in addition to the principal and interest due and payable hereon reasonable attorneys' and collection fees.

Maker and all endorsers, guarantors and sureties of this Note and all other persons obligated or to become obligated on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

Maker hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges Payee and all respective affiliates and subsidiaries of Payee, its officers, servants, employees, agents, predecessors, attorneys, advisors, parents, subsidiaries, equity interest holders, loan participants, principals, directors and shareholders, and its heirs, legal representatives, successors and assigns (collectively, the "Released Lender Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the "Maker Claims") of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Debtor ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Agreement and which were in any manner related to this Note or any other documents related thereto or the enforcement or attempted enforcement by Payee of rights, remedies or recourses related thereto. Maker covenants and agree never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Maker Claims which may have arisen at any time on or prior to the date of this Note and were in any manner related to this Note or any other document related thereto.

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THIS NOTE AND THE PARTIES' RIGHTS AND OBLIGATIONS HEREUNDER AND UNDER THE CREDIT AGREEMENT (DESCRIBED BELOW) SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEBRASKA (WITHOUT GIVING EFFECT TO NEBRAKSA'S PRINCIPLES OF CONFLICTS OF LAW OR SECTION 10(e) OF THE CREDIT AGREEMENT) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEBRASKA OR FEDERAL COURT SITTING IN DOUGLAS COUNTY, NEBRASKA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS OF MAKER CONTAINED HEREIN, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

MAKER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE HOLDER OF THIS NOTE IN CONNECTION WITH THE LOAN, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM, AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. Nothing herein contained shall prevent or prohibit Maker from instituting or maintaining a separate action against the holder of this Note with respect to any asserted claim.

This Note amends, restates and replaces that certain Promissory Note, dated as of December 18, 2007, in the original principal amount of $11,877,474.88, executed by Maker in favor of Crestpark LP, Inc., the predecessor in interest to Payee. The rights and obligations of Maker and Payee with respect hereto are subject to the terms of that Certain Credit and Security Agreement, dated December 18, 2007, by and between Maker and Crestpark LP, Inc., as modified by that certain Debt Conversion Agreement, dated June 30, 2011, by and between Maker and Crestpark LP, Inc. (collectively, the “Credit Agreement”), including, specifically, the security interest created in the assets of Maker thereby. Notwithstanding the foregoing, to the extent the terms of this Note are inconsistent with the terms of the Credit Agreement, the terms of this Note shall control and supersede such inconsistent terms.

NO ORAL AGREEMENTS. THIS NOTE AND THE CREDIT AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE. THE PROVISIONS OF THIS NOTE AND THE CREDIT AGREEMENT MAY BE AMENDED OR REVISED ONLY BY A WRITTEN INSTRUMENT SIGNED BY MAKER AND PAYEE.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

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This Note has been duly executed by Maker as of the 28th day of September, 2012.

MAKER:

ISECURETRAC CORP.,
a Delaware corporation

By:
Lincoln Zehr, Chief Executive Officer

Federal ID#: 87-0347787

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Exhibit B

REGISTRATION RIGHTS AGREEMENT

By and between

IST HOLDINGS, LLC

and

ISECURETRAC CORP.

Dated as of September 28, 2012

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 28, 2012, between iSecureTrac Corp., a Delaware corporation (the “Company”) and IST Holdings, LLC, a Nebraska limited liability company (“Holdings”).

RECITALS

WHEREAS, pursuant to the terms of that certain Debt Conversion and Recapitalization Agreement, dated as of September 28, 2012, by and among the Company, Holdings and certain other holders of the Company’s Series C 8% Cumulative, Compounding Exchangeable Preferred Stock (the “Conversion Agreement”), the Company has issued a total of 34,018,620 shares of its common stock, par value $.001 per share (“Common Stock”) to Holdings in exchange for all shares of the Company’s Series C 8% Cumulative, Compounding Exchangeable Preferred Stock and Series D 8% Cumulative, Compounding Exchangeable Preferred Stock which were held by Holdings as of the date hereof, and in connection with the conversion by Holdings of $1,495,000 of long-term debt, and accrued interest thereon, of the Company, in each case without registration under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws pursuant to an exemption therefrom.

WHEREAS, as a condition to closing the transaction contemplated by the Conversion Agreement, the Company and Holdings have entered into this Agreement in order to provide for the registration under the Securities Act of the resale of the shares of Common Stock issued by the Company to Holdings pursuant to the Conversion Agreement under the circumstances set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and Holdings hereto agree as follows:

Article I

DEFINITIONS

SECTION 1.1           DEFINITIONS. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Conversion Agreement. In addition, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate,” as applied to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, in the case of a Person who is an individual, shall include (i) members of such specified Person’s immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person’s immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in Omaha, Nebraska are not required to be open.

“Common Stock” is defined in the preamble.

“Deferral Period” is defined in Section 2.1.

“Demand Notice” is defined in Section 2.1.

“Demand Registration” or “Demand Registration Statement” is defined in Section 2.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holdings” is defined in the preamble.

“Person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Piggyback Registration” is defined in Section 2.2.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Public Distribution” shall mean any bona fide underwritten public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law, or any bona fide public sale in an open market transaction under Rule 144 of the Securities Act (or any successor rule) if such sale is in compliance with the requirements of paragraphs (c), (d), (e), (f) and (g) of such Rule (notwithstanding the provisions of paragraph (k) of such Rule).

“Public Offering” shall mean any bona fide underwritten public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law.

“Registrable Securities” means all shares of Common Stock issued to Holdings under the Conversion Agreement and outstanding on the date hereof or any shares of Common Stock to which Holdings became entitled to receive due to a dividend on, or other payment made to the holders of the Common Stock or issued in connection with a split of the Common Stock or as a result of any exchange or reclassification of the Common Stock or any reorganization, consolidation, merger or recapitalization of the Company until (i) it has been effectively registered under the Securities Act and disposed of by Holdings pursuant to an effective registration statement, or (ii) it is sold by Holdings pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

“Registration Statement” means any registration statement of the Company relating to a Demand Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or a Shelf Registration pursuant to Section 2.3, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration” or “Shelf Registration Statement” is defined in Section 2.3.

“Stock” means the following securities (i) the Common Stock or (ii) any security or other instrument (a) received as a dividend on, or other payment made to the holders of, the Common Stock (or any other security or instrument referred to in this definition) or (b) issued in connection with a split of the Common Stock (or any other security or instrument referred to in this definition) or as a result of any exchange or reclassification of the Common Stock (or any other security or instrument referred to in this definition), reorganization, consolidation, merger or recapitalization.

“Underwritten Registration” or “Underwritten Offering” means a registration in which Stock of the Company is sold to an underwriter for re-offering to the public.

Article II

REGISTRATION RIGHTS

SECTION 2.1            DEMAND REGISTRATIONS.

(a)          Request for Registration. At any time and from time to time on or after the 180th day following the date hereof Holdings may make a written request of the Company for registration with the SEC (which may be shelf registrations under Section 2.3) under and in accordance with the provisions of the Securities Act, of all or part of its or their Registrable Securities (a “Demand Registration”) by giving written notice to the Company of such demand (a “Demand Notice”), provided that the Company shall be required to effect only one Demand Registration during any six-month period. Each such Demand Notice will specify the number of Registrable Securities proposed to be sold pursuant to such Demand Registration and will also specify the intended method of disposition thereof.

(b)          Deferrals. Promptly after receipt of any Demand Notice, but in no event later than 60 days after receipt of such Demand Notice, the Company shall file a Registration Statement with the SEC with respect to the Registrable Securities included in the Demand Notice and shall use its reasonable best efforts to have such Registration Statement declared effective as promptly as practicable; provided, however, that the Company may postpone the filing of such Registration Statement for a period of up to 90 days (a “Deferral Period”) if the Board of Directors reasonably determines that (i) such a filing would adversely affect any proposed financing, acquisition, divestiture or other material transaction by the Company or (ii) such a filing (including the expense thereof) would otherwise represent an undue hardship for the Company. The Company shall not be entitled to request more than one such deferral (two in the case of events of the type described in clause (i) above) with respect to any Demand Registration within any 365-day period. If the Company does elect to defer any such Demand Registration, Holdings may, at its election by written notice to the Company, (i) confirm the request to proceed with such Demand Registration upon the expiration of the Deferral Period or (ii) withdraw the request for such Demand Registration in which case no such request for a Demand Registration shall be deemed to have occurred for purposes of this Agreement.

(c)          Effective Registration. Except as provided in subsection (d) below, a registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the acts or omissions of Holdings), such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected in accordance with the provisions of the preceding sentence or (ii) the registration requested pursuant to this Section 2.1does not remain continuously effective for a period of at least 90 days beyond the effective date thereof (or such shorter period as is required to complete the distribution by Holdings of the Registrable Securities included in such registration statement) (the “Demand Registration Statement”), then such Demand Registration Statement shall not count as a Demand Registration that may be requested by Holdings and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.1.

(d)          Withdrawal. Holding may withdraw all or any part of the Registrable Securities from a Demand Registration at any time (whether before or after the filing or effective date of the Demand Registration Statement), and if all such Registrable Securities are withdrawn before the filing of the Demand Registration Statement, Holdings may withdraw the demand related thereto.

(e)          Selection of Underwriter. If Holdings so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. Holdings and the Company shall jointly select one or more nationally recognized firms of investment bankers to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with such offering; provided that in the event that the Company and Holdings are unable to jointly agree on such investment bankers and managers, such investment bankers and managers shall be selected by Holdings and shall be reasonably satisfactory to the Company. The Company shall (together with Holdings) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above.

(f)          Priority on Demand Registrations. If, in any Demand Registration involving an Underwritten Offering the managing underwriter or underwriters thereof advise Holdings or the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold by Holdings in such Demand Registration exceeds the number that can be sold in such offering or will adversely affect the success of such offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that any participant may sell), the Company shall include in such registration only the number of Registrable Securities, if any, which in the opinion of such underwriter or underwriters can be sold without having an adverse effect on the success of the offering. If all Registrable Securities requested to be sold in the Underwritten Offering are included therein, the Company may include other shares of Stock in such offering in accordance with the following priority, but not to exceed the number recommended by the managing underwriter or underwriters: (x) first, pro rata among any other stockholders of the Company having piggyback or other similar registration rights and (y) second, shares of Stock proposed to be sold by or for the account of the Company.

SECTION 2.2           PIGGYBACK REGISTRATIONS.

(a)          Right to Participate in Registration. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any holders of any class of common equity securities (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with a Demand Registration or a Shelf Registration or (iii) a registration statement filed in connection with an offering of securities solely to the Company’s existing securityholders), then the Company shall give written notice of such proposed filing to Holdings as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer Holdings the opportunity to register such number of shares of Registrable Securities as Holdings may request, which request shall specify the Registrable Securities intended to be disposed of by Holdings and the intended method of distribution thereof (or, if the offering is a proposed Underwritten Offering, that Holdings elects to have the number of Registrable Securities so specified included in such Underwritten Offering) (a “Piggyback Registration”). The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by Holdings thereof to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. No registration effected under this Section 2.2 and no failure of Holdings to seek registration under this Section 2.2(a), shall relieve the Company of its obligations pursuant to Section 2.1, and no failure of Holdings to seek registration under this Section 2.2(a) and complete the sale of shares in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company’s obligations under Sections 3.2 and 4.1).

(b)          Priority on Piggyback Registrations. Unless the registration statement is being filed pursuant to a Demand Registration (in which case the priority of piggyback rights shall be as provided in Section 2.1(e) above), if the managing underwriter or underwriters advise the Company in writing that in its or their reasonable opinion the number of equity securities of the Company proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a) above) will adversely affect the success of such offering (including, without limitation, an impact on the selling price or the number of equity securities of the Company that any participant may sell), the Company shall include in such registration the number of equity securities of the Company, if any, which in the opinion of such underwriter or underwriters can be sold without having an adverse effect on the offering and in accordance with the following priority: (i) first, the securities the Company proposes to sell for its own account, and (ii) second, pro rata based on the number of Registrable Securities that Holdings shall have requested to be included therein.

(c)          Withdrawal. Holdings may withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time (before but not after the effective date of such registration statement), by delivering written notice of such withdrawal request to the Company, unless such Piggyback Registration is underwritten, in which case Registrable Securities may not be withdrawn after the effective date of the Registration Statement.

(d)          Termination of Registration by the Company. If the Company shall determine for any reason (x) not to register or (y) to delay a registration which includes Registrable Securities pursuant to this Section 2.2, the Company may, at its election, give written notice of such determination to Holdings and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith), without prejudice, however, to the rights, if any, of Holdings to request that such registration be effected as a Demand Registration under Section 2.1, and (ii) in the case of a delay in registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other shares.

SECTION 2.3           SHELF REGISTRATION.

(a)          Filing and Effectiveness. Subject to Section 2.1 hereof, upon the request of Holdings after the 180th day following the date hereof, the Company shall cause to be filed with the SEC as promptly as practicable after such request, but in no event later than 90 days thereafter, a shelf registration statement pursuant to Rule 415 under the Securities Act (a “Shelf Registration” or a “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of Registrable Securities held by Holdings. The Company shall use its reasonable best efforts to have such Shelf Registration declared effective, subject to Section 2.3(c) below, and to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Registrable Securities by Holdings, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of at least two (2) years following the date on which such Shelf Registration Statement becomes effective under the Securities Act. A request under this Section 2.3(a) shall be deemed to be a request for a Demand Registration under Section 2.1 above.

(b)          Effective Registration. A registration will not be deemed to have been effected as a Shelf Registration unless it has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the acts or omissions of Holdings), such registration will be deemed not to have been effected. If (i) the Shelf Registration is deemed not to have been effected in accordance with the provisions of the preceding sentence or (ii) the Shelf Registration does not remain continuously effective for the period described in subsection (a) above, then such Shelf Registration Statement shall not count as a Shelf Registration and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.3.

(c)          Suspension. With respect to any Shelf Registration that has been declared effective (i) the Company may suspend use of such Shelf Registration at any time if the continued effectiveness thereof would require the Company to disclose a material financing, acquisition or other corporate transaction, which disclosure the Board of Directors of the Company shall have determined in good faith is not in the best interests of the Company and its stockholders, and (ii) the Company may suspend use of such Shelf Registration during any period if each of the Company and Holdings consents in writing to such suspension for such period.

Article III

REGISTRATION PROCEDURES

SECTION 3.1           REGISTRATION PROCEDURES.

(a)          General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Registrable Securities, the Company shall:

(1)         prepare and file with the SEC a registration statement with respect to such Registrable Securities within the time periods specified herein, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective as promptly as practicable (subject to the Company’s right to withdraw the registration statement under the circumstances described in Sections 2.1(d) or 2.2(c));

(2)         promptly prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Sections 2.1, 2.2 or 2.3, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold (subject to Section 2.3(c)); cause the Prospectus to be supplemented by a required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provision of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(3)         use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 2.1, 2.2 or 2.3, as applicable (subject to Section 2.3(c)); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file as promptly as practicable an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and related Prospectus to become usable for their intended purposes(s) as soon as practicable thereafter;

(4)         provide (A) Holdings, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) counsel for Holding, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Section 3.4(b) hereof, make available for inspection by the parties referred to in (A) through (E) above such financial and other information and books and records of the Company, provide access to properties of the Company and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(5)         advise the underwriters, if any, and Holdings promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(6)         furnish to Holdings and each of the underwriter(s) in connection with such sale, if any, such number of copies of any Registration Statement or Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement and all exhibits filed therewith), reasonably requested by such Person;

(7)         if requested by Holdings or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as Holdings and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(8)         deliver to Holdings and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by Holdings and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(9)         in connection with any Underwritten Offering pursuant to a Demand Registration, enter into an underwriting agreement with one or more underwriter designated in accordance with this Agreement, such agreement to be of the form, scope and substance as is customary in underwritten offerings, and take all such other actions as are reasonably requested by the managing underwriter(s) in order to expedite or facilitate the disposition of such Registrable Securities and in such connections (i) make such representations and warranties to the underwriters in form, scope and substance as are customarily made by issuers to underwriters in underwritten offerings with respect to the business of the Company; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) addressed to the managing underwriter(s) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters; (iii) obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, such “comfort” letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriter(s) to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement;

(10)        prior to any public offering of Registrable Securities, cooperate with Holdings, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as Holdings or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, except as is required as a result of the Registration Statement, in any jurisdiction where it is not now so subject;

(11)        in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with Holdings and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as Holdings or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities;

(12)        if requested by Holding, provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement covering such Registrable Securities and provide the Company’s transfer agent(s) and registrar(s) for the Registrable Securities with printed certificates for the Registrable Securities;

(13)        if applicable, cooperate and assist in any filings required to be made with the FINRA or any stock exchange on which the Company’s stock are then listed (each, a “Relevant Exchange”); and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of any Relevant Exchange, and use their best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable Holdings or underwriters, if any, to consummate the disposition of such Registrable Securities;

(14)        otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a period of at least twelve month periods, but not more than eighteen months, beginning with the first month of the Company’s first quarter commencing after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

(15)        cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed if requested by Holdings.

Holdings, upon receipt of any notice from the Company of the happening of any event described in subsection (5)(B), (C), or (D) of Section 3.1(a) or in Section 2.3(c) (a “Suspension Notice”), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until Holdings receives copies of the supplemented or amended Prospectus contemplated hereby or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemented filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, Holdings will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in Holding’ possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The period from the date on which Holdings receives a Suspension Notice to the date on which Holdings receives either the Advice or copies of the supplemented or amended Prospectus contemplated hereby relating to such notice shall hereinafter be referred to as the “Suspension Period.” If the Company shall give any Suspension Notice, (i) the Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render Advice and end the Suspension Period as promptly as practicable and (ii) the time periods for which a Registration Statement is required to be kept effective pursuant to Sections 2.1, 2.2 or 2.3, as the case may be, shall be extended by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date when Holdings shall have received (A) the copies of the supplemented or amended Prospectus contemplated by Section 3.1 (a) or (B) the Advice.

(b)          Provision by Holdings of Certain Information. Holdings shall not include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until Holdings furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request specified in item 507 of Regulation S-K under the Securities Act for use in connection with any Registration Statement or Prospectus or preliminary Prospectus included therein. Holdings agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by Holdings not materially misleading.

SECTION 3.2     REGISTRATION EXPENSES.

(a)          All expenses incident to the Company’s performance of or compliance with this Section 3.2 will be paid by the Company, regardless of whether any registration statement required hereunder becomes effective, including, without limitation:

(1)         all registration and filing fees;

(2)         fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Holdings may designate);

(3)         printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for trading on any Relevant Exchange or for deposit with the Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

(4)         reasonable fees and disbursements of counsel for the Company;

(5)         reasonable fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance);

(6)         fees and expenses of other Persons retained by the Company; and

(7)         fees and expenses associated with any filing required to be made by any Relevant Exchange in connection with the registration of the Registrable Securities, including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of any Relevant Exchange (all such expenses being herein called “Registration Expenses”); provided, however, nothing herein imposes any obligation on the Company to seek to have the Common Stock listed for trading on the Nasdaq or any other stock exchange.

(b)          The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities to be registered on any Relevant Exchange and the fees and expenses of any Person, including special experts, retained by the Company.

SECTION 3.3     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. Holdings may not participate in any Underwritten Registration hereunder unless Holdings (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back agreements letters and other documents customarily required under the terms of such underwriting arrangements. Notwithstanding the foregoing, (x) Holdings shall not be required to make any representations or warranties except those which relate solely to Holdings and its intended method of distribution, and (y) the liability of Holdings to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding Holdings and its intended method of distribution and any such liability shall not exceed an amount equal to the amount of net proceeds Holdings derives from such registration; provided, however, that in an offering by the Company in which Holdings requests to be included in a Piggyback Registration, the Company shall use its best efforts to arrange the terms of the offering such that the provisions set forth in clauses (x) and (y) of this Section 3.3 are true. Nothing in this Section 3.3 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

SECTION 3.4     HOLD-BACK AGREEMENTS.

(a)          Restrictions on Public Distribution by Holder of Registrable Securities. Upon the written request of the managing underwriter or underwriters of a Public Offering, Holdings shall not effect any Public Distribution of such securities, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Public Offering), during the 14-day period prior to, and during the 90-day period following, the offering date for each Public Offering made pursuant to such registration statement (as identified by such underwriter or underwriters or the Company in good faith). The foregoing provisions shall not apply to Holdings if it is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that Holdings shall undertake not to effect any Public Distribution of the class of securities covered by such registration statement (except as part of such Underwritten Offering) during such period unless it has provided 60 days’ prior written notice of such Public Distribution to the managing underwriter.

(b)          Restrictions on Public Distribution by the Company and Others. The Company agrees and it shall use its reasonable best efforts to cause its Affiliates to agree: (1) not to effect any Public Distribution of any securities being registered in accordance with Article II hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14-day period prior to, and during the 90-day period following, the offering date for each Public Offering made pursuant to a registration statement filed under Article II hereof, if requested in writing by the managing underwriters (except as part of such Public Offering or pursuant to registrations in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans); and (2) to use its reasonable best efforts to cause each holder of its privately placed Registrable Securities that are issued by the Company at any time on or after the date of this Agreement to agree not to effect any Public Distribution, including a sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities during the period set forth in clause (1) above (except as part of such Public Offering, if and to the extent permitted).

Article IV

INDEMNIFICATION AND CONTRIBUTION

SECTION 4.1      INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless Holdings, each person, if any, who controls Holdings (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “controlling person”), the respective officers, directors, partners, employees, representatives and agents of Holdings or any controlling person, solely in their capacities as such (each an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to Holdings furnished in writing to the Company by Holdings expressly for use therein.

SECTION 4.2     INDEMNIFICATION BY HOLDINGS. Holdings agrees to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and its respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the Company) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to Holdings furnished in writing by Holdings expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against Holding, Holdings shall have the rights and duties given the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to Holdings by the preceding paragraph. Holdings also agrees to indemnify and hold harmless each underwriter participating in the distribution on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2. In no event shall the liability of Holdings hereunder be greater in amount than the dollar amount of the proceeds received by Holdings upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement or Prospectus.

SECTION 4.3     CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (an “Indemnified Party”) will (i) promptly give notice of any claim, action or proceeding (including any governmental or regulatory investigation or proceeding) or the commencement of any such action or proceeding to the Person against whom such indemnity may be sought (an “Indemnifying Party”); provided that the failure to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent that such Indemnifying Party has been prejudiced in any material respect by such failure, and (ii) permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Party; provided that the Indemnified Party shall have the right to employ separate counsel and participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay for such fees and expenses, or (b) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party or (c) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims which make it unreasonable for the defense of such claim on behalf of the Indemnified Party to be conducted by the Indemnifying Party. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement of any such claim effected without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss, claim damage, liability or expense by reason of any settlement of any such claim or action. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from all liability arising out of such action, claim, litigation or proceeding. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Parties with respect to such claim which make it unreasonable for the defense of such claim on behalf of both such Indemnified Parties to be conducted by a single counsel, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel.

SECTION 4.4     CONTRIBUTION. If the indemnification provided for in this Article IV is unavailable to an Indemnified Party (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and severable obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 4.1, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, Holdings shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by Holdings with respect to the Registrable Securities exceeds the greater of (A) the amount paid by Holdings for its Registrable Securities and (B) the amount of any damages which Holdings has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Article IV, each controlling person of Holdings shall have the same rights to contribution as Holding, and each officer, director, and person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Article IV, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from who contribution may be sought from any obligation it or they may have under this Article IV or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

SECTION 4.5      ADDITIONAL INDEMNITY. The indemnity, contribution and expense reimbursement obligations under this Article IV shall be in addition to any liability each Indemnifying Party may otherwise have; provided, however, that any payment made by the Company which results in an Indemnified Party receiving from any source(s) indemnification, contribution or reimbursement for an amount in excess of the actual loss, liability or expense incurred by such Indemnified Party, shall be refunded to the Company by the Indemnified Party receiving such excess payment.

Article V

MISCELLANEOUS

SECTION 5.1     RULE 144. The Company agrees it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as Holdings may reasonably request in order that Holdings may effect sales of Registrable Securities without registration within the limitations of the exemptions provided by Rule 144, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. At any reasonable time and upon the request of Holdings, the Company will furnish Holdings with such information as may be necessary to enable Holdings to effect sales of Registrable Securities pursuant to Rule 144 under the Securities Act and will deliver to Holdings a written statement as to whether it has complied with such information and requirements. Holdings shall not have a right to demand registration of Registrable Securities pursuant to Article II hereof if Holdings is otherwise able to sell such Registrable Securities pursuant to Rule 144 without registration under the Securities Act without limitation.

SECTION 5.2     SPECIFIC PERFORMANCE. Holdings, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

SECTION 5.3     OTHER AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to Holdings in this Agreement or otherwise conflicts with the provisions hereof.

SECTION 5.4    CHARTER AMENDMENTS AFFECTING THE COMPANY’S COMMON STOCK. The Company will not amend its Certificate of Incorporation in any respect that would materially and adversely affect the rights of Holdings hereunder.

SECTION 5.5     AMENDMENTS AND WAIVERS. This Agreement may be amended by the parties hereto by an instrument in writing signed by the parties hereto at any time prior to closing.

SECTION 5.6     NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be made in writing, by hand-delivery, telegraph, telex, telecopier, registered first-class mail or air courier guaranteeing overnight delivery as follows:

If to Holdings:	IST Holdings, LLC 1207 N. 143rd Street Omaha, Nebraska 68102 Attention: Joseph Schwaller

If to the Company:	iSecureTrac Corp. 5078 S. 111th Street Omaha, NE 68137 Attention: Lincoln Zehr

With a copy to:

Kutak Rock LLP
1650 Farnam Street
Omaha, NE 68102
Attention: Steven P. Amen

or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied: and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

SECTION 5.7    SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities, provided that the Company may not assign its rights or obligations under this Agreement to any other person or entity without the written consent of Holdings. If Holdings transfer Registrable Securities to its members, such Member shall be entitled to the rights of Holdings hereunder provided that any demand for registration made on the Company under this Agreement may only be made by such members controlling not less than 25% of the Registrable Securities.

SECTION 5.8     COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.9     HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 5.10  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to the choice of law provisions thereof.

SECTION 5.11  SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 5.12     ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 5.13     PRONOUNS. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

SECTION 5.14    ATTORNEY’S FEES. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorney’s fees in addition to its costs and expenses and any other available remedy.

SECTION 5.15     FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

SECTION 5.16    TERMINATION. Unless sooner terminated in accordance with its terms or as otherwise herein provided, including specifically in Section 2.3(a), this Agreement shall terminate upon the earlier to occur of (i) the mutual agreement by the parties hereto, (ii) Holdings ceasing to own any Registrable Securities, or (iii) the tenth anniversary of the date of this Agreement.

[signature page follows]

IN WITNESS HEREOF, each of the parties hereto have executed and delivered this Registration Rights Agreement as of the date first written above.

ISECURETRAC CORP.

By:
Lincoln Zehr, Chief Executive Officer

IST HOLDINGS, LLC

By:
Joseph Schwaller, Manager

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